As Filed With the Securities and Exchange Commission
on December 21, 2007
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-1812853
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(Address of Principal Executive Offices)
PINNACLE FINANCIAL PARTNERS, INC.
2004 EQUITY INCENTIVE PLAN
(Full title of the plan)
M. Terry Turner
The Commerce Center
Pinnacle Financial Partners, Inc.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
(Name, Address, and Telephone Number of Registrant’s agent for service)
Copy to:
D. Scott Holley, Esq.
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238-0002
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum offering	maximum aggregate	Amount of
Title of securities	Amount to be	price per	offering	registration
to be registered	registered(1)	share(2)	price(2)	fee
Common Stock, $1.00 par value	500,000 shares	$26.92	$13,460,000	$414

(1)	Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act and is based on the average of the high and low sales prices for the Common Stock on December 18, 2007.

Registration of Additional Securities
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of Common Stock, $1.00 par value, of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Registrant”), for the Registrant’s 2004 Equity Incentive Plan, as amended.
Incorporation by Reference of Earlier Registration Statements
     The Registration Statements on Form S-8 (Registration Nos. 333-114799, 333-124199 and 333-135411) previously filed by the Registrant with the Securities and Exchange Commission on April 23, 2004, April 20, 2005, and June 28, 2006 respectively, are hereby incorporated by reference herein.
Item 8. Exhibits.
4.1	Amended and Restated Charter of Registrant (restated for SEC electronic filing purposes only) (Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the SEC on May 6, 2005 and incorporated herein by reference).

4.2	Bylaws of Registrant, as amended (restated for SEC electronic filing purposes only) (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 22, 2007 and incorporated herein by reference).

4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 in the Registrant’s Registration Statement on Form SB-2, as amended (File No. 333-38018)).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of KPMG LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 21st day of December, 2007.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ M. Terry Turner
M. Terry Turner, Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints M. Terry Turner and Robert A. McCabe, Jr. and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert A. McCabe, Jr. Robert A. McCabe, Jr.	Chairman and Director	December 21, 2007

/s/ M. Terry Turner M. Terry Turner	President, Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2007

/s/ Harold R. Carpenter Harold R. Carpenter	Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2007

/s/ Sue G. Atkinson Sue G. Atkinson	Director	December 21, 2007

/s/ Harold Gordon Bone Harold Gordon Bone	Director	December 21, 2007

/s/ Gregory L. Burns Gregory L. Burns	Director	December 21, 2007

/s/ Colleen Conway-Welch Colleen Conway-Welch	Director	December 21, 2007

/s/ James C. Cope James C. Cope	Director	December 21, 2007

/s/ William H. Huddleston, IV William H. Huddleston, IV	Director	December 21, 2007

Signature	Title	Date

/s/ Clay T. Jackson Clay T. Jackson	Director	December 21, 2007

/s/ Ed C. Loughry, Jr. Ed C. Loughry, Jr.	Director	December 21, 2007

/s/ David Major David Major	Director	December 21, 2007

Hal N. Pennington	Director

/s/ Dale W. Polley Dale W. Polley	Director	December 21, 2007

/s/ Gary L. Scott Gary L. Scott	Director	December 21, 2007

/s/ James L. Shaub, II James L. Shaub, II	Director	December 21, 2007

Reese L. Smith, III	Director

EXHIBIT INDEX
4.1	Amended and Restated Charter of Registrant (restated for SEC electronic filing purposes only) (Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q as filed with the SEC on May 6, 2005 and incorporated herein by reference).

4.2	Bylaws of Registrant, as amended (restated for SEC electronic filing purposes only) (Filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 22, 2007 and incorporated herein by reference).

4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 in the Registrant’s Registration Statement on Form SB-2, as amended (File No. 333-38018)).

5.1	Opinion of Bass, Berry & Sims PLC.

23.1	Consent of KPMG LLP.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement).